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INDEPENDENT AUDITORS' CONSENT



SIFE Trust Fund

We consent to (a) the use in this Post-Effective Amendment No. 41 to Registration Statement No. 2-17277 of SIFE Trust Fund on Form N-1A of our report dated February 5, 1997 appearing in the Statement of Additional Information which is part of this Registration Statement, and (b) the reference to us under the caption "Financial Highlights" appearing in the Prospectus which is also a part of such Registration Statement.


/s/ DELOITTE & TOUCHE LLP
San Francisco, California
April 24, 1997